Exhibit 10.10(b)

Form of Amendment No. 1 to SERP Agreement

AMENDMENT NO. 1

TO

DIRECTOR SUPPLEMENTAL RETIREMENT AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) is made and entered into as of                     , 2003 by and between NetBank (the “Bank”) and                                      (the “Director”) and amends that certain Director Supplemental Retirement Agreement (the “Agreement”) dated                              , 2002 between the Bank and the Director.

WHEREAS, the Bank and the Director desire to reflect more clearly the intent of the Agreement and desire to clarify certain ambiguities in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Director agree to amend the Agreement as follows effective as of April 1, 2002:

1.  The first paragraph of the Agreement is hereby amended to reflect that the Bank is organized and existing under the laws of the United States of America.

2.  The second paragraph of the Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

WHEREAS, the Director is now serving on the Board of Directors of the Bank and has for many years faithfully served as a director of the Bank and/or the holding company of the Bank and/or one or more subsidiaries of the Bank.  It is the consensus of the Board of Directors of the Bank (hereinafter referred to as the “Board”) that the Director’s services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank.  The Board further believes that the Director’s experience, knowledge of corporate affairs, reputation and industry contacts are of such value, and the Director’s services provided to the Bank and/or the holding company of the Bank and/or one or more subsidiaries of the Bank so essential to the Bank’s further growth and profits, that it would suffer severe financial loss should the Director terminate his or her services to the Bank and/or the holding company of the Bank and/or one or more subsidiaries of the Bank; and

3.  Subparagraph I(C) is hereby amended by deleting the words “with the Bank” and inserting in lieu thereof the following:

, following which he no longer serves as a director of any of the Bank, the holding company of the Bank or any subsidiary of the Bank,

4.  Subparagraph I(D) is hereby amended by deleting all of that Subparagraph following the words “by the Director” and inserting in lieu thereof the following:

, the failure of the Director to be reelected as a director without Cause (as defined below) or removal of the Director from office without Cause, prior to age sixty (60), following any of which he no longer serves as a director of any of the Bank, the holding company of the Bank or any subsidiary of the Bank.

5.  Subparagraph I(H) is hereby deleted and the following is hereby inserted in lieu thereof:

Change of Control:

(i)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of NetBank, Inc. (the “Outstanding NetBank, Inc. Common Stock”) or (B) the combined voting power of the then outstanding voting securities of NetBank, Inc. entitled to vote generally in the election of directors (the “Outstanding NetBank, Inc. Voting Securities”); provided, however, that for purposes of this Subparagraph I(H)(i), the following acquisitions shall not constitute a Change of Control: (W) any acquisition directly from NetBank, Inc. or any corporation controlled by NetBank, Inc., (X) any acquisition by NetBank, Inc. or any corporation controlled by NetBank, Inc., (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by NetBank, Inc. or any corporation controlled by NetBank, Inc. or (Z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subparagraph I(H)(iii); or

(ii)  That individuals who, as of the date hereof, constitute the Board of Directors of NetBank, Inc. (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of NetBank, Inc. (the “Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by NetBank Inc.’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NetBank, Inc. or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding NetBank, Inc. Common Stock and Outstanding NetBank, Inc. Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns NetBank, Inc. or all or substantially all of NetBank Inc.’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding NetBank, Inc. Common Stock and Outstanding NetBank, Inc. Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of NetBank, Inc. or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns NetBank, Inc. or all or substantially all of NetBank’s assets either directly or through one or more subsidiaries) except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)  Approval by the shareholders of NetBank, Inc. of a complete liquidation or dissolution of NetBank, Inc.; or

(v)  The Bank shall cease to be a Majority-Owned Subsidiary (as that term is defined in Rule 405 under the Securities Act of 1933) of NetBank, Inc.

6.  Subparagraph I(L) is hereby deleted and the following is hereby inserted in lieu thereof:

Early Retirement Date:

Early Retirement Date shall mean the voluntary resignation of service by the Director, the failure of the Director to be reelected as a director without Cause (as defined below) or removal of the Director from office without Cause, provided the Director has obtained age sixty (60), following any of which he no longer serves as a director of any of the Bank, the holding company of the Bank or any subsidiary of the Bank.

7.  Paragraph I is hereby amended by adding the following Subparagraph (M):

Cause:

Cause shall mean (i) the Director’s conviction of a felony; (ii) the request or demand for removal of the Director from office by any bank regulatory authority having jurisdiction over the Bank; or (iii) the determination by at least two-thirds of the directors of the Bank then in office, excluding the Director, that the Director’s conduct has been inimical to the best interests of the Bank.

8.  Paragraph I is hereby amended by adding the following Subparagraph (N):

Date of First Appointment:

Date of First Appointment with respect to the Director shall be                    , the date on which he was first appointed a director of the Bank or Resource Bancshares Mortgage Group, Inc., a subsidiary of the Bank, as the case may be, whichever shall first occur.

9.  Subparagraph II(A) is hereby amended by deleting the words “of the Bank” in the first sentence thereof.

10.  Subparagraph II(B) is hereby amended by deleting the words “Subject to Subparagraph II(D), should a Director suffer a Termination of Service,” in the first sentence thereof and inserting in lieu thereof the following:

Subject to Subparagraph II(D), should a Termination of Service occur with respect to the Director,

11.  Subparagraph II(D) is hereby deleted and the following is hereby inserted in lieu thereof:

Removal for Cause:

Should the Director be removed from office or not be reelected for Cause at any time, all benefits under this Agreement shall be forfeited.  If a dispute arises as to the existence of “Cause,” such dispute shall be resolved by arbitration as set forth in this Agreement.

12.  Subparagraph II(E) is hereby amended by deleting the words “on the Board” in the first sentence thereof and inserting the following after “disability,” in the first sentence thereof:

following which he no longer serves as a director of any of the Bank, the holding company of the Bank or any subsidiary of the Bank,

13.  Subparagraph II(G) is hereby deleted and the following is hereby inserted in lieu thereof:

Subject to Subparagraph II(D), should an Early Retirement Date occur with respect to the Director, the Director may elect within six (6) months following such Early Retirement Date to receive the balance in the Accrued Liability Retirement Account on such Early Retirement Date divided by the number of years from such Early Retirement Date to the Projected Mortality Age paid in annual installments as set forth herein until the Projected Mortality Age.  Said payments shall commence six (6) months following the election of the Director, if any, and shall be made annually thereafter as soon as practicable after each anniversary of such Early Retirement Date through the Benefit Year in which the Director attains his Projected Mortality Age.  Upon completion of the aforestated payments and in conjunction with the completion of said payments, the Index Retirement Benefit shall be paid to the Director as set forth in Subparagraph II(A) hereinabove and subject to the same terms and conditions therein and shall be paid until the Director’s death.  If the Director fails to make the election referred to in this Subparagraph II(G), such Early Retirement Date shall be treated as if it were a Termination of Service and the Director shall receive payments as provided in Subparagraph II(D).

14.  Paragraph III is hereby amended by deleting the words “any Director” in the third sentence of the second paragraph thereof and inserting in lieu thereof the words “the Director”.

15.  Paragraph IV is hereby deleted and the following is hereby inserted in lieu thereof:

Following a Change of Control (Subparagraph I[H]), if a Termination of Service (Subparagraph I[D]) or Early Retirement Date (Subparagraph I[L]) occurs with respect to the Director, then the Director shall receive the benefits promised under this Agreement upon obtaining Normal Retirement Age, as if the Director had been continuously serving the Bank, the holding company of the Bank or a subsidiary of the Bank until the Director’s Normal Retirement Age.  The Director will also remain eligible for all promised death benefits under this Agreement.

16.  Subparagraph V(J) is hereby amended by deleting the words “nor limit the right of the Bank to discharge the Director with or without Cause” in the first sentence thereof and inserting in lieu thereof the following:

nor limit the ability to remove the Director from office with or without Cause nor create any obligation to reelect the Director.

17.  Subparagraph VI(B) is hereby amended by deleting the fourth paragraph and inserting in lieu thereof the following:

Where a dispute arises as to whether the Director has been removed from office or has not been reelected as a director for “Cause,” such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

18.  Paragraph VII is hereby deleted in its entirety.

19.  As amended hereby, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof as of the first day set forth hereinabove, and that upon execution, each has received a conforming copy.

NETBANK
Witness:

By:

Title:

Director